UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

ACCURAY INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

____________________________

Delaware (State or Other Jurisdiction of Incorporation)	001-33301 (Commission File Number)	20-8370041 (IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin (Address of Principal Executive Offices)		53717-1954 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (608) 824-2800

(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreements

On June 5, 2025, Accuray Incorporated (the “Company”) entered into separate, privately-negotiated exchange agreements (the “Exchange Agreements”) with a limited number of existing holders (collectively, the “Exchange Participants”) of the Company’s outstanding 3.75% Convertible Senior Notes due 2026 (the “2026 Notes”) to exchange (the “Exchange”) approximately $82.0 million aggregate principal amount of the Exchange Participants’ existing 2026 Notes for (i) an aggregate of 8,881,579 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) an aggregate cash payment of approximately $68.6 million. The Exchange is expected to be consummated on June 11, 2025.

The foregoing summary of the terms of the Exchange Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Exchange Agreement, a copy of the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

New Senior Secured Credit Agreement

On June 6, 2025, the Company entered into a senior secured credit agreement (the “Financing Agreement”) by and among the Company, as borrower (the “Borrower”), TCW Asset Management Company LLC, a leading global asset manager (“TCW”), as collateral agent for the lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and as administrative agent for the lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”, and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”), and certain other parties signatory thereto. The Financing Agreement provides for (a) $150 million of new five-year term loan facilities (the “Term Loan Facilities”), (b) a new $20 million delayed draw term loan facility (the “Delayed Draw Facility”) and (c) a new $20 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facilities and Delayed Draw Facility, the “Facilities”).

The proceeds of the Term Loan Facilities will be used to fully refinance the Company’s existing senior secured indebtedness and to consummate the Exchange. It is intended that the proceeds of the Delayed Draw Facility may be used to fund any future repurchases of outstanding 2026 Notes. The proceeds of loans drawn under the Revolving Credit Facility will be used to fund the general working capital needs and general corporate purposes of the Company and its subsidiaries. The Facilities’ stated maturity date is June 6, 2030.

The Borrower’s obligations under the Financing Agreement are secured by first-priority liens on substantially all assets of the Borrower, subject to certain exceptions. The Financing Agreement requires the Borrower to cause certain of its direct and indirect subsidiaries to, within 90 days of the closing date of the Financing Agreement, grant first-priority liens on substantially all of their assets, in each case, subject to certain exceptions.

Interest on the borrowings under the Facilities is payable in arrears on the applicable interest payment date at an interest rate equal to, at the Company’s option, either: (i) a term SOFR-based rate (subject to a 2.00% per annum floor), plus an applicable margin of 8.50%, per annum or (ii) a base rate (subject to a 3.00% per annum floor), plus an applicable margin of 7.50% per annum, up to 6.00% per annum of which may be paid in kind by capitalizing such interest and adding it to the outstanding principal balance of the Term Loan Facility or Delayed Draw Facility, as applicable (subject to an increase in applicable margin of 1/3 of 1.00% per annum for each 1.00% per annum of interest elected to be paid in kind). The Financing Agreement requires the Borrower to pay the lenders with commitments under the Revolving Credit Facility an unused commitment fee equal to 0.50% per annum of the average unused portion of the Revolving Credit Facility.

The Financing Agreement contains restrictions and covenants applicable to the Company and its subsidiaries. Among other requirements, the Company may not permit (i) the Total Leverage Ratio (as defined in the Financing Agreement) to be greater than a certain specified ratio for each fiscal quarter during the term of the Financing Agreement, (ii) the Fixed Charge Coverage Ratio (as defined in the Financing Agreement) to be less than a certain specified ratio for each fiscal quarter during the term of the Financing Agreement or (iii) Liquidity (as defined in the Financing Agreement) to be less than a certain specified threshold for each month during the term of the Financing Agreement.

The Financing Agreement also contains customary covenants that limit, among other things, the ability of the Company and its subsidiaries to (i) incur indebtedness, (ii) incur liens on their property, (iii) pay dividends or make other distributions, (iv) sell their assets, (v) make certain loans or investments, (vi) merge or consolidate, (vii) voluntarily repay or prepay certain indebtedness and (viii) enter into transactions with affiliates, in each case subject to certain exceptions. The Financing Agreement contains customary representations and warranties and events of default.

The foregoing summary of the terms of the Financing Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Financing Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending June 30, 2025.

Governance Agreement

In accordance with the terms of the Financing Agreement, on June 6, 2025, the Company entered into the Governance Agreement (the “Governance Agreement,” and together with the Financing Agreement, the “Refinancing Agreements”), by and between the Company and TCW, pursuant to which the Company agreed to appoint a designee of TCW to the Company’s Board. Pursuant to the Governance Agreement, TCW has designated Steven F. Mayer to be a director on the Company’s Board. During the term of the Governance Agreement, TCW shall also have the right to designate two individuals to be appointed as non-voting observers to the Company’s Board. The Governance Agreement will terminate upon the first date on which both (1) the Company has paid in full all of the Obligations (as defined in the Financing Agreement) due under the Financing Agreement and (2) TCW or any of its Affiliates (as defined in the Governance Agreement) has legal and beneficial ownership of shares of Common Stock (including warrants issued by the Company calculated on a “net exercise” basis) of less than 5% of the Company’s then-outstanding Common Stock; and (b) the mutual agreement of the Company and TCW in writing.

The foregoing summary of the terms of the Governance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Governance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Warrants to Purchase Common Stock

On June 6, 2025, concurrently with the Company’s entry into the Refinancing Agreements, the Company issued to certain lenders party to the Financing Agreement (i) warrants to purchase 17,180,710 shares of Common Stock, which warrants are exercisable on and after six months and one day after their Issue Date (as defined therein) and expire on June 6, 2032 and have an exercise price of $1.68 per share, subject to certain adjustments (the “Premium Warrants”) and (ii) warrants to purchase 6,247,531 shares of Common Stock, which warrants are exercisable immediately, will expire on June 6, 2032 and have an exercise price of $0.01 per share (the “Penny Warrants”).

Additionally, upon the making of a Delayed Draw Term Loan (as defined in the Financing Agreement) under the Delayed Draw Facility, the Company will issue (i) warrants to purchase a number of shares of Common Stock equal to the product obtained by multiplying (A) (1) the aggregate principal amount of such Delayed Draw Term Loan divided by (2) $20,000,000, by (B) 2.0% of the number of fully diluted shares of Common Stock outstanding, measured as of the date such Delayed Draw Term Loan is incurred, rounded to the nearest whole share, by (C) eleven-fifteenths (11/15ths), with an exercise price per share equal to 110% of the 30-day volume-weighted average price of the shares of Common Stock measured as of the date such Delayed Draw Term Loan is incurred (the “DDTL Premium Warrants”) and (ii) warrants to purchase a number of shares of Common Stock equal to the product obtained by multiplying (A) (1) the aggregate principal amount of such Delayed Draw Term Loan divided by (2) $20,000,000, by (B) 2.0% of the number of fully diluted shares of Common Stock outstanding, measured as of the date such Delayed Draw Term Loan is incurred, rounded to the nearest whole share, by (C) four-fifteenths (4/15ths), with an exercise price of $0.01 (the “DDTL Penny Warrants” and together with the Premium Warrants, the Penny Warrants and the DDTL Premium Warrants, the “Warrants”).

The Warrants will have certain anti-dilution protection provisions, including price protection anti-dilution protection in the event that the Company sells stock at a price below $1.00 in the case of the Penny Warrants and the DDTL Penny Warrants and $1.25 in the case of the Premium Warrants and the DDTL Premium Warrants. The Company agreed to issue the Warrants in connection with, and to induce the lenders to enter into, the Financing Agreement. Certain registration rights have also been granted to holders of the Warrants with respect to shares underlying the Warrants.

The foregoing summary of the terms of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Premium Warrant, the form of Penny Warrant, the form of DDTL Premium Warrant and the Form of DDTL Penny Warrant, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreements

On June 6, 2025, concurrently with the Company’s entry into the Refinancing Agreements described in Item 1.01 hereof, the Company terminated that certain senior secured credit agreement by and among the Company, as borrower, Silicon Valley Bank, individually as a lender and agent, and the other lenders from time to time party thereto, dated as of May 6, 2021 (as amended or otherwise modified, the “Existing Credit Agreement”). The material terms of the Existing Credit Agreement have been previously reported on the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The Shares are expected to be issued to the Exchange Participants in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, as securities exchanged by the Company with an existing security holder where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The Company may engage in similar transactions in the future but is under no obligation to do so.

The issuance of the Warrants and the shares underlying such Warrants will not be registered under the Securities Act, and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act promulgated thereunder.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2025, the Board appointed Steven F. Mayer to the Board as a Class III director, with a term expiring at the Company’s 2027 annual meeting of stockholders, effective immediately prior to, and contingent upon, the effectiveness of the Financing Agreement.

In connection with his appointment, Mr. Mayer will receive the same cash and equity compensation for service on the Board that was approved by the Board. Cash compensation for his Board service is an annual cash retainer of $52,500.

Mr. Mayer’s equity compensation is as follows: (1) in connection with his initial appointment to the Board, a restricted stock unit (“RSU”) grant for that number of shares of the Company’s common stock equal to $150,000 divided by the fair market value of one share of common stock on the grant date, prorated for the months of service between Mr. Mayer’s appointment to the Board and the Company’s next Annual Meeting of Stockholders, with full vesting on the one-year anniversary of the Company’s 2024 Annual Meeting of Stockholders, subject to Mr. Mayer’s continued service (the “Initial RSU Grant”); and (2) annually, on the last day of the month in which the Company’s Annual Meeting of Stockholders is held, an RSU grant for the number of shares of the Company’s common stock equal to $150,000 divided by the fair market value of one share of common stock on the grant date, with full vesting on the one-year anniversary of the Annual Meeting of Stockholders to which the grant relates, subject to Mr. Mayer’s continued service (the “Annual RSU Grant”). Vesting of all RSUs subject to the Initial RSU Grant and any Annual RSU Grant thereafter accelerate in full in the event of a change in control of the Company.

The information set forth in Item 1.01 above is incorporated by reference into this Item 5.02. Except as disclosed in Item 1.01 of this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Mayer and the Company pursuant to which Mr. Mayer was appointed as director. In addition, there are no related party transactions involving the Company and Mr. Mayer that are reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act.

Item 8.01 Other Events.

On June 6, 2025, the Company issued a press release relating to the matters described in Item 1.01 and 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Following the closing of the Exchange, approximately $18.0 million aggregate principal amount of the 2026 Notes are outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Premium Warrant
4.2	Form of Penny Warrant
4.3	Form of DDTL Premium Warrant
4.4	Form of DDTL Penny Warrant
10.1	Form of Exchange Agreement
10.2	Governance Agreement, dated as of June 6, 2025, between the Company and TCW Asset Management Company LLC
99.1	Press Release dated June 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Date: June 6, 2025	By:	/s/ Ali Pervaiz
		Name:	Ali Pervaiz
		Title:	Chief Financial Officer